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                                                                   EXHIBIT 10.12

[LETTERHEAD OF MEADOWLARK SEARCH, 3045 MEADOWLARK DRIVE, EAST
HELENA, MT 59635]

Peter C. Ellsworth
265 Benton Avenue
Missoula, Montana 59801

Dear Peter:

Township 16 North, Range 24 East

Section 19:  Lots 1(40.47 ac), 2(40.62 ac), 3(40.78 ac), 4(40.93 ac); E1/2NW1/4;
             NE1/4; NE1/4SW1/4;  NW 1/4SE1/4;  482.80 acres

SURFACE OWNERSHIP:

             William W. Lewis Equity Trust
             Bonnie D. Tuss, Trustee
             Dorothey M. Lewis, Trustee

MINERAL OWNERSHIP:

         1/2 interest                               1/2 interest
         William W. Lewis Equity Trust                  David W. Lewis
         Bonnie D. Tuss, Trustee
         Dorothey M. Lewis, Trustee

William W. Lewis & David W. Lewis purchased the land in June of 1952 with the Warranty Deed being filed on December 3, 1962 from Delbert & Hattie Buckler.

There are some out standing Royalty interests. One was reserved by Washington National Insurance Company of 5% in 1942. Another one, was reserved by Delbert & Hattie Buckler of 1/2 of all remaining royalty in and to oil and mineral rights. Where these have gone to and who claims them will need further investigation. These royalty interests do not need to be considered in the leasing of the property. Only after production is about to start, sone one needs to find the ownership of these outstanding royalty interests.

For your information:

When the Lewis' purchased the subject property from Buckler it also included the following lands:

Township 16 North, Range 24 East
Section 17: SW1/4; S1/2SE1/4;
Section 20: NW1/4; N1/2NE1/4;
Section 21: N1/2NW1/4;

Thank you for the work.  Please call with any questions.

                                            Sincerely,

                                            /s/  Stephen R.  Granzow

                                            Stephen R. Granzow